Exhibit 99.1
N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES 2020 GUIDANCE

ST. LOUIS, MISSOURI (December 12, 2019) - Centene Corporation (NYSE: CNC) announced today its 2020 financial guidance. Total revenues are expected to be $78.6 billion to $79.4 billion, and diluted earnings per share are expected to be $4.17 to $4.33. Adjusted diluted earnings per share for 2020 are expected to be $4.64 to $4.84.

For its 2020 fiscal year, the Company's guidance is as follows:

•	Total revenues in the range of approximately $78.6 billion to $79.4 billion.

•	Diluted earnings per share of approximately $4.17 to $4.33.

•	Adjusted diluted earnings per share of approximately $4.64 to $4.84.

•	Health benefits ratio of approximately 86.0% to 86.5%.

•	Selling, general and administrative (SG&A) expense ratio of approximately 9.2% to 9.7%.

•	Adjusted SG&A expense ratio of approximately 9.1% to 9.6%, which excludes $15 million to $25 million of acquisition related expenses.

•	Effective tax rate of approximately 34.0% to 36.0%.

•	Diluted shares outstanding of approximately 422.5 million to 424.5 million.

“We are on track to close another successful year at Centene, as a result of strong execution across our product and market portfolio,” said Michael Neidorff, Chairman, President and CEO of Centene. “We look ahead at 2020 well-positioned to continue to deliver on our growth strategy with strong top and bottom-line performance. It will be a transformational year for Centene as we look forward to completing the WellCare transaction and solidify our place as the premier government-sponsored healthcare enterprise. We remain focused on enhancing our ability to serve our members and improving their health, while creating significant value for our shareholders.”

The Company's 2020 guidance excludes the pending WellCare acquisition, associated one-time integration costs, the related financing and closing costs, and the impact of the previously announced divestitures. The acquisition is subject to regulatory approval and is expected to close in the first half of 2020. The Company's 2020 guidance includes acquisition related expenses of $15 million to $25 million for legal and integration planning expenses. Additionally, our 2020 guidance reflects a delay in the North Carolina start date from February 1, 2020 to October 1, 2020, resulting in a reduction of revenues of approximately $500 million and diluted earnings per share of approximately $0.06.

The Company affirms its 2019 total revenues guidance in the previously announced range of $73.6 billion to $74.2 billion, updates its 2019 diluted earnings per share guidance to a range of approximately $3.01 to $3.18, and affirms its 2019 adjusted diluted earnings per share guidance of approximately $4.29 to $4.49. The 2019 diluted earnings per share guidance was decreased by $0.03 to reflect the net carrying cost of the $7.0 billion issuance of senior notes completed in December in preparation for the WellCare acquisition. The net carrying costs include the related interest expense and corresponding investment income. Full year 2019 earnings will be reported on February 4, 2020, at 6:00 AM, with a conference call at 8:30 AM (Eastern Time).

Investor Meeting

Centene Corporation will host an investor meeting tomorrow at the Pierre Hotel in New York City, including a question-and-answer session, to discuss the details of its guidance. The event will begin promptly at 8:30 AM (Eastern Time) and end at approximately 12:30 PM (Eastern Time). Investors and other interested parties who are unable to attend in person are invited to listen to the investor meeting via a live, audio webcast on the Company's website and view a copy of the investor presentation at www.centene.com, under the Investors section.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company references Adjusted SG&A Expense Ratio guidance, however the Company cannot provide a reconciliation of Adjusted SG&A Expense Ratio guidance without unreasonable efforts. As such, it has been excluded from the reconciliation below.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The table below provides reconciliations of non-GAAP items per share:

	Annual Guidance December 31, 2019	Annual Guidance December 31, 2020

GAAP diluted EPS	$3.01 - $3.18	$4.17 - $4.33
Amortization of acquired intangible assets (1)	$0.46 - $0.47	$0.44 - $0.46
Acquisition related expenses (2)	$0.20 - $0.22	$0.03 - $0.05
Other adjustments (3)	$0.62	—
Adjusted diluted EPS	$4.29 - $4.49	$4.64 - $4.84

(1)
The amortization of acquired intangible assets per diluted share presented above are net of the income tax benefit of an estimated $0.14 for the year ended December 31, 2019 and $0.13 to $0.14 for the year ended December 31, 2020.

(2)
The acquisition related expenses per diluted share presented above are net of the income tax benefit of an estimated $0.07 for the year ended December 31, 2019 and an estimated $0.01 to $0.02 for the year ended December 31, 2020. Acquisition related expenses for 2019 include net carrying costs on the $7.0 billion senior notes issued in preparation of the WellCare acquisition of approximately $15 million, or $0.03 per diluted share, net of an income tax benefit of approximately $0.01.

(3)
Other adjustments for 2019 include the following: non-cash goodwill and intangible asset impairment of $271 million or $0.57 per diluted share, net of an income tax benefit of $0.08 and debt extinguishment costs of $29 million or $0.05 per diluted share, net of an income tax benefit of approximately $0.02.

About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long-Term Services and Supports (LTSS), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), dual eligible programs and programs with the U.S. Department of Defense. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, commercial programs, home-based primary care services, life and health management, vision benefits management, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, http://www.centene.com/investors.

Cautionary Statement Regarding Forward-Looking Statements

All statements, other than statements of current or historical fact, contained in this communication are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). In particular, these statements include, without limitation, statements about Centene’s future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of the proposed acquisition of WellCare Health Plans, Inc. ("WellCare"), by Centene (the "Merger"), Centene’s recent acquisition (the “Fidelis Care Transaction”) of substantially all the assets of New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York (“Fidelis Care”), and investments and the adequacy of available cash resources.

These forward-looking statements reflect Centene’s current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of Centene’s experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors Centene believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included in this communication are based on information available to Centene on the date of this communication. Except as may be otherwise required by law, Centene undertakes no obligation and expressly disclaims any obligation to update or revise the forward-looking statements included in this communication, whether as a result of new information, future events or otherwise, after the date of this communication. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to, the following: (i) the risk that regulatory or other approvals required for the Merger may be delayed or not obtained or are obtained subject to conditions that are not anticipated that could require the exertion of management’s time and Centene’s resources or otherwise have an adverse effect on Centene; (ii) the possibility that certain conditions to the consummation of the Merger will not be satisfied or completed on a timely basis and accordingly the Merger may not be consummated on a timely basis or at all; (iii) uncertainty as to the expected financial performance of the combined company following completion of the Merger; (iv) the possibility that the expected synergies and value creation from the Merger will not be realized, or will not be realized within the expected time period; (v) the exertion of management’s time and Centene’s resources, and other expenses incurred and business changes required, in connection with any regulatory, governmental or third party consents or approvals for the Merger; (vi) the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Merger or that the integration of WellCare will be more difficult or time consuming than expected; (vii) the risk that potential litigation in connection with the Merger may affect the timing or occurrence of the Merger, cause it not to close at all, or result in significant costs of defense, indemnification and liability; (viii) unexpected costs, charges or expenses resulting from the Merger; (ix) the possibility that competing offers will be made to acquire WellCare; (x) the inability to retain key personnel; (xi) disruption from the announcement, pendency and/or completion of the

Merger, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (xii) the risk that, following the Merger, the combined company may not be able to effectively manage its expanded operations, (xiii) Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; (xiv) competition; (xv) membership and revenue declines or unexpected trends; (xvi) changes in healthcare practices, new technologies and advances in medicine; (xvii) increased healthcare costs, (xviii) changes in economic, political or market conditions; (xix) changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (“ACA”), and any regulations enacted thereunder that may result from changing political conditions or judicial actions, including the ultimate outcome of the District Court decision in “Texas v. United States of America” regarding the constitutionality of the ACA; (xx) rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting Centene’s government businesses; (xxi) Centene’s ability to adequately price products on federally facilitated and state-based Health Insurance Marketplaces; (xxii) tax matters; (xxiii) disasters or major epidemics; (xxiv) the outcome of legal and regulatory proceedings; (xxv) changes in expected contract start dates; (xxvi) provider, state, federal and other contract changes and timing of regulatory approval of contracts; (xxvii) the expiration, suspension, or termination of Centene’s contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers); (xxviii) the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; (xxix) challenges to Centene’s contract awards; (xxx) cyber-attacks or other privacy or data security incidents; (xxxi) the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the Fidelis Care Transaction, will not be realized, or will not be realized within the expected time period; (xxxii) the exertion of management’s time and Centene’s resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions; (xxxiii) disruption caused by significant completed and pending acquisitions, including, among others, the Fidelis Care Transaction, making it more difficult to maintain business and operational relationships; (xxxiv) the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions; (xxxv) changes in expected closing dates, estimated purchase price and accretion for acquisitions; (xxxvi) the risk that acquired businesses, including Fidelis Care, will not be integrated successfully; (xxxvii) the risk that Centene may not be able to effectively manage its operations as they have expanded as a result of the Fidelis Care Transaction; (xxxviii) restrictions and limitations in connection with Centene’s indebtedness; (xxxix) Centene’s ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; (xl) availability of debt and equity financing on terms that are favorable to Centene; (xli) inflation; and (xlii) foreign currency fluctuations.

This list of important factors is not intended to be exhaustive. Centene discusses certain of these matters more fully, as well as certain other factors that may affect Centene’s business operations, financial condition and results of operations, in Centene’s filings with the Securities and Exchange Commission (the “SEC”), including Centene’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, Centene cannot give assurances with respect to Centene’s future performance, including without limitation Centene’s ability to maintain adequate premium levels or Centene’s ability to control its future medical and selling, general and administrative costs.